Exhibit 10.4

                              EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of the 1st day of November, 2003, by and between David Cooper, an individual resident of the State of Wisconsin (the "Employee"), and Health Discovery Corporation, a Texas corporation (the "Company").

                                    RECITALS:

        WHEREAS, the Company desires to employ the Employee as its President and Chief Medical Officer, and Employee desires to accept such employment with the Company, all in accordance with the terms and conditions hereinafter set forth;

        NOW, THEREFORE, for and in consideration of the above premises, the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

Employment and Duties.

Subject to the terms and conditions set forth in this Agreement, the Company hereby agrees to employ the Employee, and the Employee hereby agrees to serve the Company, as the President and Chief Medical Officer of the Company. In performing his duties hereunder, the Employee shall report to and be directly responsible to the Board of Directors. Employee will also serve on the Company's Board of Directors.

During the term of this Agreement, the Employee shall, for the benefit of the Company, use his skills, knowledge, and specialized training to perform the duties and exercise the powers, functions, and discretion incident to his position as President and Chief Medical Officer of the Company or which from time to time, consistent with such position, may be assigned to or vested in him by the Board of Directors, in an efficient and competent manner and on such terms and subject to such restrictions as the Board of Directors may from time to time impose.

Term. The Employee's term of employment pursuant to this Agreement shall commence on the date hereof and shall continue until terminated in accordance with this Agreement. Either the Company or Employee may terminate Employee's employment under this Agreement at any time by notice to the other. Notwithstanding the foregoing, Employee agrees that he will not terminate his employment upon less than sixty (60) days' prior written notice. Employee acknowledges and agrees that after the Company's receipt of any notice of termination from the Employee, the Company may, at its sole option, elect an earlier effective date for the termination of Employee's employment by giving written notice of such earlier date to Employee at any time prior to the date of termination initially established by Employee.


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

Compensation.

As compensation for performing his duties hereunder, Employee shall be issued non-qualified stock options to acquire 3,000,000 shares of the Company's common stock on terms to be mutually agreed upon by the parties.

In addition to the compensation described in this Agreement, the Employee shall be entitled to reimbursement by the Company for all actual, reasonable, and direct expenses incurred by him in the performance of his duties hereunder, provided such expenses were incurred only in accordance with the policies and procedures established by the Company from time to time.

Employment Benefits.

The Employee shall have the right to participate in any and all employee benefit programs established or maintained by the Company from time to time for similarly situated employees, in accordance with the terms and conditions of such employee benefit programs, including, without limitation, such medical and dental plans, retirement, pension and profit sharing plans as may be established from time to time by the Company. The Company reserves the right, in its sole discretion, to alter, amend, or discontinue any of such employee benefit programs at any time.

The Employee acknowledges that the Company may promulgate employee handbooks, policies, and procedures from time to time, and the Employee agrees to adhere to the terms of any handbook, policy, or procedures that the Company may promulgate from time to time. The Company reserves the right, in its sole discretion, to alter, amend, or terminate any handbook, policy, or procedure.

Employee's Obligations upon Termination of Employment. Upon the termination of his employment hereunder for whatever reason Employee shall:

tender his resignation from any directorship or office he may hold in the Company or any of its subsidiaries or affiliates, and not at any time represent himself still to be connected with or to have any connection with the Company or its subsidiaries or affiliates; and

observe all post-employment covenants set forth in this Agreement.

Effect of Termination. The provisions of Sections 5(b), 6, 7 and 9 through 14 of this Agreement shall survive the termination of this Agreement and the termination of Employee's employment with the Company to the extent required to give full effect to the covenants and agreements contained therein.

Confidential Information.

Company shall provide Employee with access to certain of Company's Confidential Information. While employed by Company and at any time thereafter, Employee shall not, either directly or indirectly, use (other than in performance of Employee's duties to Company) or disclose or otherwise provide to any other firm, corporation, partnership or individual Company's Confidential Information (as defined below).


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

         As used herein, the term "Confidential Information" means any trade secrets or other information relating to the business, finances or operations of Company, or of any customer or supplier of Company, that has not been previously publicly released by duly authorized representatives of Company. By way of illustration, but not limitation, Confidential Information shall include trade secrets, processes, formulae, ideas, inventions, improvements, know-how, negative know-how, techniques, drawings, designs, original writings, software programs, plans, proposals, marketing and sales plans, financial information, cost or pricing information, customer or supplier lists, blueprints, production methods or capabilities, specifications, promotional ideas and all other concepts, and information or ideas related to the present or potential business of Company.

Employee acknowledges that Company has invested substantial time and effort in developing this Confidential Information and that this Confidential Information is not readily ascertainable by others. Employee agrees to follow all procedures Company may establish to protect its Confidential Information. Employee agrees not to make copies of such Confidential Information, except as may be expressly authorized by Company.

Loyalty to Company. While employed by Company, Employee agrees not to directly or indirectly engage in any employment, occupation, consulting, or other business activity ("activities") that would be in competition with Company, except as approved in writing by the Board of Directors. While employed by Company, Employee agrees not to plan or otherwise take any preliminary steps, either alone or in concert with others, to set up or engage in any business enterprise that would compete with Company, except as approved in writing by the Board of Directors. Company shall determine in good faith what types of activities compete with it.

Agreement Not to Solicit Employees. During employment with and for a period of one year after termination of employment with Company, Employee will not, either directly or indirectly -acting alone or with any other person, firm, agent, employee, officer or corporation - solicit any current officer, director, employee or consultant of Company to leave Company or work for any business entity in direct or indirect competition with Company.

Agreement Not to Solicit Customers. During employment with and for a period of one year after termination of employment with Company, Employee will not directly or indirectly, either on Employee's own behalf or on behalf of any other person or entity, attempt to persuade or solicit any customer or former customer of Company with whom Employee had material contact during his employment for the purpose of marketing or selling products or services which compete directly or indirectly with those offered by the Company during the term of Employee's employment with the Company.


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

Assignment of Proprietary Information and Inventions.

Employee recognizes that Company is employed in a continuous program of research, development, design and production regarding its business. Employee understands that as a part of his employment, Employee is or may be expected to make new contributions and inventions of value to Company. Employee also understands that his employment by Company creates a relationship of confidence and trust between him and Company with respect to any information relating to the business of Company or learned by him in the context of his employment.

For the purpose of this Agreement, "Invention" shall be defined to include, without limitation, any inventions, formulae, techniques, discoveries, developments, designs, contributions, ideas, improvements, know-how, negative know-how, new machines, manufacturing processes or methods, original writings, software programs, processes, uses, apparatus, compositions of matter, copyrights, trademarks, designs or configurations of any kind, whether or not patentable or registrable under patent, copyright or similar statutes, conceived, made, learned or reduced to practice by Employee, either alone or jointly with others, or any improvements to any of the above.

With respect to Employee's prior activities: (1) Employee has not made, conceived or reduced to practice any Inventions relating to the current or potential business of Company or the scope of Employee's employment, either separately or jointly with others, which have not been assigned to Company, except as provided on Exhibit A attached to this Agreement (if no entry is made on Exhibit A, the entry shall be "none"); (2) Employee has not brought any confidential information or trade secrets of a former employer or other third party that are not generally available to the public unless Employee has obtained express written consent of such former employer or third party, and Employee will not disclose to Company or induce Company to use any Invention, trade secret or confidential information belonging to a former employer or other third party; and (3) Employee is not a party to any other agreement which interferes with Employee's full compliance with the terms of this Agreement.

With respect to Inventions conceived, made, learned or reduced to practice by Employee, alone or with others, during Employee's employment by Company, which are related to or useful in the current or potential business of Company, result from the tasks assigned by Employee by Company or result from the use of any facilities or equipment of Company: (1) Employee shall disclose such Inventions promptly to Company; (2) such Inventions are the sole property of Company and Employee hereby assigns to Company any rights Employee has or may acquire in any Inventions; (3) Employee shall assist Company in obtaining patent, copyright and trademark protection in all countries; and (4) Employee shall execute all such documents and take such further action as may be reasonably requested by Company to effect the intention of this section.

         Employee understands and agrees that no rights are hereby assigned in any Inventions which qualify fully under the provisions of California Labor Code
Section 2870, the terms of which have been set forth on Exhibit B to this Agreement.


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

Return of Property. Employee acknowledges that all documents and materials pertaining to the business of Company or Employee's employment with Company are the property of Company, even if made by Employee. Upon termination, or upon earlier request of Company, Employee will return immediately all of Company's property, including all such documents and materials in Employee's possession and control, and all forms of Confidential Information, as well as address lists, keys, and any other items of value. Employee will not allow any third party to take or use any of the foregoing. Employee agrees not to remove any Company property from Company premises without express permission. Upon termination of his employment, Employee: (1) will delete all Confidential
Information from any computers Employee owns; and (2) will participate in an exit interview, if requested by Company, for the purpose of ensuring that Company's Confidential Information and customer relationships will not be put at risk by Employee's subsequent employment.

              Severability. Except as noted below, should any provision of this Agreement be declared or determined by any court of competent jurisdiction or arbitrator to be unenforceable or invalid for any reason, the validity of the remaining parts, terms, or provisions of this Agreement shall not be affected thereby and the invalid or unenforceable part, term, or provision shall be deemed not to be a part of this Agreement. The covenants set forth in this Agreement are to be reformed pursuant to Section 14 if held to be unreasonable or unenforceable, in whole or in part, and, as written and as reformed, shall be deemed to be part of this Agreement.

Reformation. If any of the covenants or promises of this Agreement are determined by any court of law or equity or arbitrator, with jurisdiction over this matter, to be unreasonable or unenforceable, in whole or in part, as written, Employee hereby consents to and affirmatively requests that said court or arbitrator, to the extent legally permissible, reform the covenant or promise so as to be reasonable and enforceable and that said court or arbitrator enforce the covenant or promise as so reformed.

Injunctive Relief. The Employee understands, acknowledges and agrees that in the event of a breach or threatened breach of any of the covenants and promises contained in Sections 7 through 12, the Company will suffer irreparable injury for which there is no adequate remedy at law and the Company will therefore be entitled to obtain, without bond, injunctive relief enjoining said breach or threatened breach. Employee further acknowledges, however, that the Company shall have the right to seek a remedy at law as well as or in lieu of equitable relief in the event of any such breach.

Assignment. The terms and provisions of this Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, and upon Employee and his heirs and personal representatives. The term "Company" as used in this Agreement shall be deemed to include the successors and assigns of the original or any subsequent entity constituting the Company as well as any and all divisions, subsidiaries, or affiliates thereof.


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

Waiver. The waiver by any party to this Agreement of a breach of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent or simultaneous breach.

Applicable Law. This Agreement has been entered into in and shall be governed by and construed under the laws of the State of California, without regard to conflicts of laws principles.

Headings and Captions. The headings and captions used in this Agreement are for convenience of reference only, and shall in no way define, limit, expand, or otherwise affect the meaning or construction of any provision of this Agreement.

Notice. Any notice required or permitted to be given pursuant to this Agreement shall be deemed sufficiently given when delivered in person, by courier service in which the party acknowledges receipt in writing, or three (3) days after deposit in the United States mail, postage prepaid, for delivery as registered or certified mail addressed, in the case of the Employee, to him at his residential address as reflected on the records of the Company, and in the case of the Company to the corporate headquarters of the Company, attention of the Board of Directors, or to such other address as the Employee or the Company may designate in writing at any time or from time to time to the other party. In lieu of personal notice or notice by deposit in the US mail, a party may be given notice by fax or telex or other similar electronic method so long as receipt is verified.

ENTIRE AGREEMENT. THIS AGREEMENT, ALONG WITH THE STOCK OPTION AWARDS ISSUED TO EMPLOYEE, CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE COMPANY AND EMPLOYEE WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT AND SUPERSEDES ANY PRIOR AGREEMENTS OR UNDERSTANDINGS BETWEEN THE COMPANY AND EMPLOYEE WITH RESPECT TO SUCH SUBJECT MATTER. NO AMENDMENT OR WAIVER OF THIS AGREEMENT OR ANY PROVISION HEREOF SHALL BE EFFECTIVE UNLESS IN WRITING SIGNED BY THE PARTY TO BE SO BOUND.


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

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                             COMPANY:

                                             Health Discovery Corporation

                                             /s/ Stephen Barnhill
                                             Title: Stephen Barnhill

                                             EMPLOYEE:

                                             /s/ David Cooper
                                             David Cooper


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